UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    March 17, 2008

BENCHMARK ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-10560 (Commission File Number)	74-2211011 (I.R.S. Employer Identification No.)

3000 Technology Drive, Angleton, Texas	77515
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (979) 849-6550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act
(17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Restricted Stock Awards Under the Benchmark Electronics, Inc. 2000 Stock Awards Plan

On March 17, 2008, Benchmark Electronics, Inc. entered into restricted stock agreements (the “Award Agreements”) with certain of the Company’s executives (the “Executives”), pursuant to which each Executive may receive restricted common shares of the Company (“Restricted Shares”). These grants of Restricted Shares (the “Awards”) were previously approved by the Company’s board of directors and its compensation committee.

The Awards include grants to Cary T. Fu, Gayla J. Delly and Donald F. Adam of 8,500, 6,000 and 4,000 Restricted Shares, respectively.

The Awards were granted under the Company’s 2000 Stock Awards Plan (the “Plan”) filed with the Securities and Exchange Commission on January 23, 2001. Each Award may vest commencing on the second anniversary of the execution of the Award Agreements, with the number of Restricted Shares scheduled to be vested and earned on each vesting date on an annual basis over a four year period equal to:

(i) 50% of the Restricted Shares on March 17, 2010;
(ii) 25% of the Restricted Shares on March 17, 2011; and
(iii) 25% of the Restricted Shares on March 17, 2012.

The vesting of each tranche of Restricted Shares for each Executive is subject to the continued employment of such Executive by the Company. A form of the Award Agreements, to also be used for future awards of Restricted Shares under the Plan, is filed herewith as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit 10.1	Restricted Stock Agreement under the Benchmark Electronics, Inc. 2000 Stock Awards Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENCHMARK ELECTRONICS, INC.

Dated: March 17, 2008	By:	/s/ CARY T. FU
Cary T. Fu
Chief Executive Officer

EXHIBITS INDEX

Exhibit
Number	Description

Exhibit 10.1

Restricted Stock Agreement under the Benchmark Electronics, Inc. 2000 Stock Awards Plan.